EX-99.(p)(8)




D.G. Capital Management, Inc.
Code of Ethics






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                         Policy on Personal Trading and
                               Related Activities
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                              Amended and Restated
                                  December 2003



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                               TABLE OF CONTENTS


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
1. INTRODUCTION.............................................................................1
2. STATEMENT OF GENERAL PRINCIPLES .........................................................1
3. OVERVIEW ................................................................................2
        3.1 Provisions of the Code Applicable to You .......................................2
        3.2 A Few Key Terms.................................................................4

4. SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING AND RELATED ACTIVITIES ~ PROHIBITED OR
       RESTRICTED ACTIVITIES ...............................................................6
        4.1  Competing with Client Trades...................................................6
        4.2  Personal Use of Client Trading Knowledge.......................................7
        4.3  Disclosure of Client Trading Knowledge.........................................7
        4.4  Transacting in Securities Under Consideration or Pending Execution.............7
        4.5  Initial Public Offerings and Private Placements................................7
        4.6  Participation in Investment Clubs and Private Pooled Vehicles..................8
        4.7  Good Until Canceled and Limit Orders...........................................8
        4.8  Investment Personnel Seven-Day Blackout........................................9
        4.9  Research Analyst Three-Day Blackout Before Recommendation......................10
        4.10 Access Person Seven-Day Blackout After Recommendation..........................10
        4.11 Short Term Trading Profits.....................................................10
        4.12 Short Sales....................................................................11
        4.13 Futures and Related Options....................................................11
        4.14 Acceptance of Gifts............................................................11
        4.15 Public Company Board Service and Other Affiliations............................11

5. PRECLEARANCE, DOCUMENT DELIVERY AND
       REPORTING PROCEDURES.................................................................12
        5.1Preclearance ....................................................................12
        5.2 Transaction Reporting Requirements .............................................13
        5.3 Initial and Annual Personal Holdings Reporting Requirements.....................14
        5.4 Brokerage Confirmations and Statements..........................................14
        5.5 Review of Reports by Review Officer ............................................15

6. EXEMPT SECURITIES AND EXEMPT TRANSACTIONS ...............................................15
        6.1Exempt Securities................................................................15
        6.2 Exempt Transactions.............................................................15

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
        6.3 Large Cap/De Minimis Exemption..................................................16
        6.4 Other Exemptions Granted by the Review Officer..................................17

7. SANCTIONS ...............................................................................17

8. RECORDKEEPING REQUIREMENTS ..............................................................18

9. MISCELLANEOUS ...........................................................................19
        9.1Confidentiality..................................................................19
        9.2 Notice to Access Persons, Investment Personnel and Research
               Analysts as to Status; Notice to Review Officer of Engagement of
               Independent Contractors......................................................19
        9.3 Initial and Annual Certification of Compliance..................................20
        9.4 Questions and Educational Materials.............................................20

GLOSSARY OF TERMS .........................................................................G-1

APPENDIX: FORMS AND REPORTS


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                          D.G. Capital Management, Inc.
                                 Code of Ethics


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                         Policy on Personal Trading and
                               Related Activities
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1. INTRODUCTION

         This Code of Ethics ("Code") of D.G. Capital Management, Inc. ("D.G. Capital") governs personal trading in securities and related activities by you and, in some circumstances, your family members and others in a similar relationship to you.

        The policies in this Code reflect D.G. Capital's desire to detect and prevent not only situations involving actual or potential conflicts of interest or unethical conduct, but those situations involving even the appearance of these.

2. STATEMENT OF GENERAL PRINCIPLES

        It is the policy of D.G. Capital that no D.G. Capital personnel shall engage in any act, practice or course of conduct that would violate this Code, the fiduciary duty owed by D.G. Capital and its personnel to our clients,
Section 206 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 thereunder. The fundamental position of D.G. Capital is, and has been, that we must at all times place the interests of our clients first. Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility. Further, you must not take inappropriate advantage of your position with or on behalf of any our clients.

        Without limiting in any manner the fiduciary duty owed by D.G. Capital personnel to clients, it should be noted that D.G. Capital considers it proper that purchases and sales be made by its personnel in the marketplace of securities owned by our clients, provided that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. D.G. Capital believes this policy not only encourages investment freedom and results in investment experience, but also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of our clients' portfolios. It is also evidence of our confidence in the investments made for our clients.

        In making personal investment decisions, however, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. Further, you should conduct your personal investing in such a manner as to eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to management of a client's portfolio.

        It is not intended that these policies will specifically address every situation involving personal trading. These policies will be interpreted and applied, and exceptions and amendments will be made, by D.G. Capital in a manner considered fair and equitable, but in all cases with the view of placing our clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of your fiduciary duty to any client of D.G. Capital.

        You are encouraged to bring any questions you may have about these policies to the personnel in the Legal and Compliance Department, who will assist you. Boldfaced terms appearing in these policies have special meaning.
Please see the Glossary for definitions of these terms. Also, see the "Explanatory Notes" appearing throughout (and made a part of) this Code for clarification of certain provisions.

3. OVERVIEW

        This Code governs personal trading and related activities by D.G. Capital personnel, and in some circumstances by their family members and others in a similar relationship to D.G. Capital personnel.

        3.1 Provisions of the Code Applicable to You

        The Code contains substantive rules you must observe. You must also follow certain procedural requirements designed to enforce and verify compliance with the Code. The Code also provides for sanctions for violations of either substantive or procedural requirements. The Code consists of three types of requirements applicable to you. These three types of Code provisions can be summarized as follows:

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               3.1.1 Substantive Restrictions on Personal Trading and Related
                      Activities. (Section 4)

               As a D.G. Capital employee, your personal securities trading, outside affiliations and receipt of gifts are subject to restrictions, and in some cases, prohibitions. Certain of these activities, such as competing with client trades and making personal use and benefit from client trades, are obviously unethical, and the basis for prohibitions on these activities is self evident. Others, such as purchases of initial public offerings and private placements, trading during specified black out periods, short-term trading and public company board service, are restricted because they present actual or perceived conflicts of interest. These restrictions or prohibitions are based on SEC rules or positions, industry "best practices" recommendations, and D.G. Capital policies.

               3.1.2 Preclearance, Document Delivery and Reporting. (Section 5)

               With certain limited exceptions (described in Section 6) you must pre-clear every personal securities transaction you propose to enter. You must also arrange for the delivery by your broker to the Legal and Compliance Department of duplicate copies of your brokerage confirmation statements and account statements, either in paper form or, through arrangements with certain brokers approved by the Legal and Compliance Department, electronically. Likewise, you must report your personal securities transactions to the Legal and Compliance Department on a monthly basis either directly, or through arrangements, approved by the Legal and Compliance Department, by which your broker provides the Legal and Compliance Department with electronic duplicate copies of your brokerage confirmation statements and account statements. Finally, you must disclose your personal securities holdings on an annual basis (and, for new employees, upon commencing employment). Certain restrictions apply differently to different types of personnel. You will be notified from time to time of the category (or categories) into which you fall, and where appropriate, of the accounts or specific securities with respect to which you are considered to be in such category.

               3.1.3 Sanctions. (Section 7)

               The sanctions for violating the Code may be severe. They range from warnings and fines to suspension or termination of employment, and, in some cases, to referral to regulatory agencies for civil or criminal proceedings against the individual involved.

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        3.2 A Few Key Terms

        As noted above, Boldfaced terms have special meaning in this Code. The application of a particular Code requirement to you may hinge on the elements of the definition of these terms. See the Glossary at the end of this Code for definitions of these terms. In order to have a basic understanding of the Code, however, you must have an understanding of the terms "Security" and "Beneficial Ownership" as used in the Code.

               3.2.1 Security.

               This Code generally relates to transactions in and ownership of investment that is a Security. For purposes of the Code, Security is interpreted as defined in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes) and any instrument representing, or any rights relating to, a security (such as certificates of participation, depository receipts, put and call options, warrants, convertible securities and securities indices).

        EXCEPT that Security for this purpose does not include:

                  o        shares of registered  open-end  investment  companies
                           (mutual funds) whether or not affiliated with D.G. Capital

                  o direct obligations of the United States Government (i.e., Treasury securities, as distinct from U.S. Government agencies or instrumentalities)

                  o        bankers' acceptances

                  o        bank certificates of deposit

                  o        commercial paper

                  o        repurchase agreements

                  o        other money market instruments

Explanatory Note:

                           Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the U.S. government (e.g., GNMA obligations) are Securities.

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               3.2.2 Beneficial Ownership.

               The Code governs any Security in which you have a direct or indirect "Beneficial Ownership." This term encompasses not only "ownership" by you in the usual sense, but any interest which gives you an ability to profit or enjoy economic benefits from a Security.

               Beneficial Ownership for purposes of the Code is interpreted as that term is defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means a direct or indirect "pecuniary interest" that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a Security. The term "pecuniary interest" in turn generally means your opportunity directly or indirectly to receive or share in any profit derived from a transaction in a Security whether or not the Security or the relevant account is in your name or is held in an ordinary brokerage or retirement plan account. Although this concept is subject to a variety of SEC rules and interpretations, you should know that you are presumed under the Code to have an indirect pecuniary interest as a result of:

                  o ownership of a Security by your spouse or minor children;

                  o ownership of a Security by your other family members sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

                  o your share ownership, partnership interest or similar interest in the portfolio securities held by a corporation, general or limited partnership or similar entity you control;

                  o your right to receive dividends or interest from a Security even if that right is separate or separable from the underlying securities;

                  o your interest in a Security held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

                  o your right to acquire a Security through the exercise or conversion of a "derivative security."

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Explanatory Note:

                  Note that you are presumed to have a Beneficial Ownership in any Security held by family members who share your household. In certain unusual cases this presumption will not apply if the Review Officer determines, based on all of the relevant facts, that the attribution of these family member's Security transactions to you is inappropriate.

                  In the case of unmarried persons who share a household and combine their financial resources in a manner similar to that of married persons, each person will be presumed to have a Beneficial Ownership in the securities and transactions of the other.

                  The D.G. Capital Funded Pension Plan, and any account of an Access Person, even if also a client account, will be subject to this Code as an account in which an Access Person has a Beneficial Ownership.

4. SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING AND RELATED ACTIVITIES ~ PROHIBITED OR RESTRICTED ACTIVITIES

       The following are substantive prohibitions and restrictions on your personal trading and related activities. Please note that different types of prohibitions and restrictions apply to different types of personnel. In general, the prohibitions set forth below relating to trading activities apply to accounts holding Securities in which an Access Person has a Beneficial Ownership. However, as noted above in the Statement of General Principles, technical compliance with these provisions will not insulate you from scrutiny of, and sanctions for, Securities transactions which indicate an abuse of your fiduciary duty.

       4.1 Competing with Client Trades.

       No Access Person may, directly or indirectly, purchase or sell a Security in such a way that the Access Person knew, or reasonably should have known, that such a Security transaction competes in the market with any actual or considered Security transaction for any client of D.G. Capital, or otherwise personally acts to injure any D.G. Capital client's Security transactions.

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        4.2 Personal Use of Client Trading Knowledge.

        No Access Person may use the knowledge of Securities purchased or sold by any client of D.G. Capital or Securities being considered for purchase or sale by any client of D.G. Capital to profit personally, directly or indirectly, by the market effect of such transactions.

        4.3 Disclosure of Client Trading Knowledge.

        No Access Person may, directly or indirectly, communicate to any person who is not an Access Person or other approved agent of D.G. Capital (e.g., legal counsel) any non-public information relating to any client of D.G. Capital or any issuer of any Security owned by any client of D.G. Capital including, without limitation, the purchase or sale or considered purchase or sale of a Security on behalf of any client of D.G. Capital, except to the extent necessary to comply with applicable law or to effectuate Securities transactions on behalf of the client of D.G. Capital.

        4.4 Transacting in Securities Under Consideration or Pending Execution.

        Except as set forth in Section 6.3, No Access Person may, directly or indirectly, execute a personal Securities transaction on a day during which: (a) the same Security or an Equivalent Security is being considered for purchase or sale by a client; or (b) the same Security or an Equivalent Security is the subject of a pending "buy" or "sell" order, until that Security ceases being considered for purchase or sale or the buy or sell order is executed or withdrawn.

Explanatory Note:

                     You may assume that a Security is not being considered for purchase or sale or the subject of a pending buy or sell order if you receive a preclearance to trade the Security, as described in Section 5, unless you have actual knowledge to the contrary.



        4.5 Initial Public Offerings and Private Placements.

        Without obtaining prior written approval from the Review Officer, no Access Person may, directly or indirectly, purchase any Security sold in an Initial Public Offering or pursuant to a Private Placement Transaction.

Explanatory Note:

                  An Access Person seeking approval to acquire a Security in an Initial Public Offering or Private Placement Transaction must submit a request in the form prescribed by the Review Officer from time to time describing the issuer and the investment.

                  In considering such a request, the Review Officer will take into account, among other considerations, whether the investment opportunity should be reserved for D.G. Capital clients, whether the opportunity is being offered to you by virtue of your position at D.G. Capital and whether the opportunity is likely to present actual or perceived conflicts of interest with D.G. Capital's duties to its clients.

                  It should be understood that approval of these transactions will be given only in special circumstances, and normally will be denied.

                  If you have been authorized to acquire a Security in a Private Placement Transaction, you must disclose such investment when you are involved in a client's subsequent consideration of an investment in the issuer, even if that investment involves a different type or class of Security. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by an Investment Person with no personal interest in the issuer. 4.6 Participation in Investment Clubs and Private Pooled Vehicles.

       No Access Person shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not on SEC registered open-end mutual fund) without express permission of the Review Officer.

       4.7 Good Until Canceled and Limit Orders.

       No Access Person shall place any "good until canceled" or "limit" order with any broker except that an Access Person may utilize a "day order with a limit" so long as the transaction is consistent with provisions of this Code, including the preclearance procedures.

Explanatory Note:

                  All orders must expire at the end of the trading day they are precleared and made. "Good until canceled" and "limit" orders that do not expire at the end of that trading day are inconsistent with the preclearance timing aspects of this Code of Ethics.

       4.8 Investment Personnel Seven-Day Blackout.

       Except as set forth in Section 6.3 below, no Investment Person shall, directly or indirectly, purchase or sell any Security within a period of seven
(7) calendar days before and after the date that a client with respect to which he or she is designated by the Review Officer as an Investment Person has purchased or sold such Security. Explanatory Note:

                  The "seven days before" element of this restriction is based on the premise that an Investment Person can normally be expected to know, when he or she is effecting a personal trade, whether any client as to which he is designated an Investment Person will be trading in the same Security seven days later. An Investment Person has an affirmative obligation to recommend and/or effect suitable and attractive trades for clients regardless of whether such trade will cause a prior personal trade to be considered in apparent violation of this restriction. It would constitute a breach of fiduciary duty and a violation of this Code to delay or fail to make any such recommendation or transaction in order to avoid a conflict with this restriction.

                  Of course, in particular cases a change of circumstance, a firm or client initiated liquidation, rebalancing or other decision or similar event may occur after an Investment Person's personal trade which gives rise to an opportunity or necessity for his or her client to trade in that Security which did not exist or was not anticipated by that person at the time of that person's personal trade. The Review Officer will review any extenuating circumstances which may warrant waiving of any remedial actions in a particular situation involving an apparently inadvertent violation of this restriction.

        4.9 Research Analyst Three-Day Blackout Before Recommendation.

        During the three (3) business day period before the issuance of a Recommendation by a Research Analyst with respect to a Security, that Research Analyst may not purchase or sell that Security.
Explanatory Note:

                  Of course, in particular cases a news release, change of circumstance or similar event may occur after a Research Analyst's personal trade which gives rise to a need, or makes it appropriate, for a Research Analyst to issue a Recommendation which news, circumstance or event did not exist or was not anticipated by a Research Analyst at the time of the Research Analyst's personal trade. The Review Officer will review any extenuating circumstances which may warrant waiving of any remedial sanctions in a particular situation involving an apparently inadvertent violation of this restriction. A Research Analyst has an affirmative duty to make unbiased Recommendations and issue reports, both with respect to their timing and substance, without regard to his or her personal interest. It would constitute a breach of a Research Analyst's fiduciary duty and a violation of this Code to delay or fail to issue a Recommendation in order to avoid a conflict with this provision.

        4.10 Access Person Seven-Day Blackout After Recommendation.

        During the seven (7) day period after a Recommendation is issued with respect to a Security, no Access Person may purchase or sell that Security.

        4.11 Short Term Trading Profits.

        No Access Person may profit from the purchase and sale, or conversely the sale and purchase, of the same or equivalent Security within 60 calendar days. Any profits generated on such transactions (calculated in a manner determined appropriate under the circumstances by the Review Officer) will be disgorged. Exceptions may be requested (in advance) from the Review Officer. Such exceptions will be granted only in cases in which there are extenuating circumstances and no actual or apparent conflict exists between such transactions and a client's transactions.

        4.12 Short Sales.

        No Access Person may purchase a put option or sell a call option, sell a Security short or otherwise take a short position in a Security then being managed by D.G. Capital on a discretionary basis in a client account, unless there is a corresponding long position in the underlying Security. Short selling against the box is permitted, as is purchasing a put or selling a call option on a broad based index.

       4.13 Futures and Related Options.

        No Access Person shall use futures or related options on a Security to evade the restrictions of this Code. In other words, no Access Person may use futures or related options transactions with respect to a Security if this Code would prohibit taking the same position directly in the Security.

       4.14 Acceptance of Gifts.

        Without obtaining prior written approval of the Review Officer, no Access Person may accept any gift or other thing of more than de minimis value from any person or entity that does business with D.G. Capital. The Review Officer will, from time to time, issue guidelines as to the type and value of items that would be considered subject to this restriction.

       4.15 Public Company Board Service and Other Affiliations.

        No Access Person may serve on the board of directors of any publicly traded company, absent prior written approval by the Review Officer. In determining whether to approve such board service, the Review Officer will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on D.G. Capital's ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of D.G. Capital's or the Access Person's duties to clients. Likewise, absent prior written approval by the Review Officer, no Access Person shall accept any other service, employment, engagement, connection, association or affiliation in or with any enterprise, business or otherwise which may present such actual or perceived conflicts, place impediments on trading or otherwise materially interfere with the effective discharge of D.G. Capital's or the Access Person's responsibilities to clients.

5. PRECLEARANCE, DOCUMENT DELIVERY AND REPORTING PROCEDURES

        5.1    Preclearance

        With certain limited exceptions, set forth in Section 6 below, every Access Person must pre-clear (by written, telephonic or electronic means specified by the Review Officer from time to time) all personal Security transactions in which he or she has or would acquire Beneficial Ownership. Any transaction approved pursuant to the preclearance request procedure must be executed by the end of the trading day on which it is approved unless the Review Officer extends the preclearance for an additional trading day. If the Access Person's trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the "preclearance" will lapse and the Access Person may not trade without again seeking and obtaining preclearance of the intended trade.

        Pre-clearance requests will be accepted and responded to only during hours specified by the Review Officer from time to time.

        If after preclearance is given and before it has lapsed, an Access Person becomes aware that a Security as to which he or she obtained pre-clearance has become the subject of a buy or sell order or has become a Security being considered for purchase or sale, the Access Person who obtained the preclearance must consider the preclearance revoked. If the transaction has already been executed before the Access Person becomes aware of such facts no violation will be considered to occur as a result of the Access Person's transactions.

        Generally preclearance will be denied:

                  o if D.G. Capital has an unfilled order for that Security placed with a broker-dealer, the Security is on the D.G. Capital "Restricted List" or "Concentration List" (or such other trading restriction list as D.G. Capital, may from time to time establish) or the Security is otherwise being considered for purchase or sale,

                  o if the trade is otherwise prohibited under the substantive rules set forth in Section 4 above (e.g., the requesting person is an Investment Person and his or her client accounts have traded in the same Security within seven calendar days).

        If an Access Person has actual knowledge that a requested transaction is nevertheless in violation of this Code, approval of the request will not protect the Access Person from being considered in violation of the Code.

        5.2 Transaction Reporting Requirements 5.2.1

               Accounts Subject to Reporting.

               Unless utilizing an alternative  reporting procedure described in
Section 5.2.3 below, each Access Person must file (by paper or electronic means specified by the Review Officer from time to time) a report on all Security transactions made during each monthly period in which such Access Person has, or by reason of such transactions acquires or disposes of, any Beneficial Ownership of a Security, or as to which the Access Person has any direct or indirect influence or control (even if such Access Person has no Beneficial Ownership in such Security). (Official D.G. Capital client accounts in which no D.G. Capital employee has a Beneficial Ownership are not control accounts for this purpose.) Control accounts subject to reporting include accounts managed by an Access
Person, accounts of trusts for which an Access Person serve as trustee or co-trustee and similar accounts. Such report is required whether or not such transactions were precleared or subject to preclearance.

               5.2.2 Transaction Reporting Procedure.

               Every transaction report must be made not later than ten (10) calendar days after the end of each calendar month in which the transaction(s) to which the report relates was effected. All reports must contain the information required from time to time by Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. A list of the specific items of information then required will be set forth in a reporting form or other materials provided by the Review Officer from time to time.

               If no transactions in any securities required to be reported were effected during a monthly period by an Access Person, such Access Person shall nevertheless submit a report within the time-frame specified above stating that no reportable securities transactions were effected.

               In addition, with respect to each account maintained by the Access Person during the period subject to reporting under Section 5.2.1, whether or not a transaction occurred in such an account, the transaction report must contain the brokerage account identification information required from time to time by Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. A list of the specific items of information then required will be set forth in a reporting form or other materials provided by the Review Officer from time to time.

               Every report concerning a securities transaction prohibited under
Section 4, with respect to which the Access Person relies upon one of the exemptions from substantive restrictions or preclearance requirements provided in Section 6 shall contain a brief statement of the exemption relied upon and the circumstances of the transactions.

               5.2.3 Alternative Transaction Reporting Procedures

               The Review Officer may from time to time specify one or more personal trading arrangements that permit or require the use of approved alternative reporting procedures. These arrangements may include effecting all transactions through a D.G. Capital trading desk or through approved brokerage firms, or similar arrangements, in each case that would permit the Review
Officer to receive directly electronic or other information reports on the Access Person's trading without the intervention of the Access Person.

        5.3 Initial and Annual Personal Holdings Reporting Requirements

        Within 10 days after becoming an Access Person, each Access Person must file with the Review Officer a report (by paper or electronic means specified by the Review Officer from time to time) of such Securities in which such Access Person has a Beneficial Ownership or as to which such Access Person has direct or indirect influence or control. In addition, at least annually thereafter, by a date specified by the Review Officer, each Access Person must file with the Review Officer a dated report on a form and in a manner specified by the Review Officer of Securities in which such Access Person has a Beneficial Ownership or over which such Access Person has direct or indirect influence or control. In the case of the initial holdings report, the information must be as of the date the person became an Access Person. In the case of the annual holdings report, the information in the report shall be as of a date within 30 days of filing the report. In each case, this report must contain the information required from time to time by Rule 17j-1 under the 1940 Act and Rule 2042(a)(12) under the Advisers Act or any applicable successor provision. A list of the specific items of information then required will be set forth in a reporting form or other materials provided by the Review Officer from time to time.

        5.4 Brokerage Confirmations and Statements

        Each Access Person must arrange for his or her broker to supply to the Review Officer, on a timely basis, duplicate copies of all confirmations of all Security transactions and copies of periodic statements for all accounts holding

Securities in which the Access Person has Beneficial Ownership or as to which such Access Person has direct or indirect influence or control. Access Persons who maintain accounts with institutions that agree to provide such information in an approved electronic format may be eligible for an exemption from some of the transaction reports required by the Code with respect to those accounts. See
Section 5.2.3.

        5.5 Review of Reports by Review Officer

        The Review Officer shall establish procedures as the Review Officer may from time to time determine appropriate, for the review of the information required to be compiled under this Code regarding transactions by Access Persons. The Alternate Review Officer shall be responsible for reviewing reports submitted by the Review Officer.

6. EXEMPT SECURITIES AND EXEMPT TRANSACTIONS 6.1

        Exempt Securities

        Transactions in the following types of Securities are exempt from the substantive trading restrictions and the preclearance requirements, but not reporting, requirements of this Code:

                  o shares of unit investment trusts as to which entity's investment portfolio the Access Person has no direct or indirect influence or control (other than open-ended registered investment companies, shares of which are not considered "securities" at all for these purposes);

                  o        bonds   issued  or   guaranteed   by  any   sovereign
                           government or its agencies, instrumentalities or authorities or supranational issuers (other than direct U.S. government obligations which are not considered "Securities" at all for these purposes) in each case, as designated by the Review Officer from time to time;

                  o Securities of small, private businesses owned or operated by the family of the Access Person; and

                  o        "index   baskets"  and  options,   futures  or  other
                           derivatives in each case tied to recognized broad market indices.

        6.2 Exempt Transactions.

        The following types of transactions are exempt from the trading restrictions, and the preclearance requirements, but not reporting, requirements of this Code:

                  o purchases or sales of Securities for an account over which you have no direct or indirect influence or control;

                  o purchases or sales of Securities which occur as a result of operation of law, or any margin call (provided such margin call does not result from your withdrawal of collateral within 10 days before the call and you have no involvement in the selection of the specific Securities to be sold);

                  o        purchases  of   Securities   which  are  part  of  an
                           automatic dividend reinvestment plan, automatic payroll deduction program, automatic cash purchase or withdrawal program or other similar automatic transaction program, but only to the extent you have made no voluntary adjustment (up or down) in the rate at which you purchase or sell;

                  o purchases of Securities made by exercising rights distributed by an issuer pro rata to all other holders of a class of its Securities or other interests, to the extent such rights were acquired by you from the issuer, and sales of such rights so acquired;

                  o tenders of Securities pursuant to tender offers which are expressly conditioned on the tender offeror's acquisition of all of the Securities of the same class; and

                  o transactions in Securities by your spouse (or person in a similar relationship such that the presumption of Beneficial Ownership arises) employed at another investment firm or similar entity, provided that: (a) you have no direct or indirect influence or control over the transaction; (b) the transactions are effected solely through an account separate from your account and (c) the Review Officer has specifically exempted the spousal or similar account from certain trading restrictions and preclearance requirements. Explanatory Note:

                  Transactions in such spousal or similar relationship accounts that are exempted from trading restrictions and preclearance requirements will be subject to special scrutiny and may be subject to additional policies or restrictions in the discretion of the Review Officer to ensure that these accounts are not being used to circumvent the policies and purposes of this Code.



        6.3 Large Cap/De Minimis Exemption

        An Access Person who wishes to make a trade in a publicly traded equity Security that would otherwise be denied preclearance solely because the Security is under consideration or pending execution for a client as provided in Section 4.4; or

        an Investment Person who wishes to make a trade in a publicly traded equity Security that would otherwise be denied preclearance solely because either the Security is under consideration or pending execution for a client as provided in Section 4.4 or the Investment Personnel Seven Day Blackout Restriction set forth in section 4.8 above applies;

        will receive preclearance provided that:

                  o The issuer of the Security in which the employee wishes to transact has a market capitalization exceeding U.S. $5 billion (a "Large Cap Security"), AND

                  o The aggregate amount of the employee's transactions in that Large Cap Security on that day does not exceed U.S. $10,000.

       Such transactions will be subject to all other provisions of the Code.

        6.4 Other Exemptions Granted by the Review Officer.

        Subject to applicable law, the Review Officer may from time to time grant exemptions from the trading restrictions, preclearance requirements or other provisions of this Code with respect to particular individuals, types of transactions or Securities, where in the opinion of the Review Officer such an exemption is appropriate in light of all the surrounding circumstances.

7. SANCTIONS

        Any violation of the substantive or procedural requirements of this Code will result in the imposition of such sanctions as the Review Officer may deem appropriate under the circumstances of the particular violation, as well as the violator's past history of violations. These sanctions may include, but are not limited to:

                  o        a letter of caution or warning;

                  o payment of monies, such as a fine, disgorgement of profits generated or payment of losses avoided, or restitution to an affected client;

                  o        suspension of personal trading privileges;

                  o        actions   affecting   employment   status,   such  as
                           suspension of employment without pay, demotion or termination of employment; and

                  o referral to the SEC, other civil authorities or criminal authorities;

        In applying sanctions, the Review Officer will be guided by sanctions guidelines established by senior management, from time to time, setting forth suggested sanctions for specific types of violations, including a schedule of escalating penalties for repeat violations in some areas. Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe violations regardless of the violator's history of prior compliance.

        Fines, penalties and disgorged profits will be donated to a charity selected by the relevant employee or as determined by the Review Officer.

8. RECORDKEEPING REQUIREMENTS

        D.G. Capital shall maintain and preserve records relating to this Code of the type and in the manner and form and for the time period prescribed from time to time by applicable law. Currently, D.G. Capital is required by law to maintain and preserve:

                  o in an easily accessible place, a copy of this Code (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

                  o in an easily accessible place a record of any violation of this Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

                  o a copy of each report (or information provided in lieu of a report) submitted under this Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

                  o in an easily accessible place, a list of all persons who are, or within the past five years were, required to make, or were responsible for reviewing, reports pursuant to this Code;

                  o a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and o

                  o a written record of any decision, and the reasons supporting any decision, to approve the purchase by an Access Person of any Security in an Initial Public Offering or Private Placement Transaction for a period of five years following the end of the fiscal year in which the approval is granted.

         MISCELLANEOUS 9.1

                  9.       Confidentiality

        Information obtained from any Access Person hereunder will normally be kept in strict confidence by D.G. Capital, but may under certain circumstances be provided to third parties. For example, reports of Securities transactions and violations hereunder will be made available to the SEC or any other regulatory or self-regulatory organization to the extent required by law or regulation, and in certain circumstances, may in D.G. Capital's discretion be made available to other civil and criminal authorities. In addition, information regarding violations of this Code may be provided to clients or former clients of D.G. Capital.

         9.2 Notice to Access Persons, Investment Personnel and Research Analysts as to Status; Notice to Review Officer of Engagement of Independent Contractors

        D.G. Capital shall periodically identify all persons who are considered to be "Access Persons," " Investment Personnel" and "Research Analysts" and any accounts or types of accounts or Securities covered as to which a designation of Investment Personnel or Research Analysts may apply, inform such persons of their respective reporting and duties under the Code and provide such persons with copies of this Code.

        Any person engaging an independent contractor shall notify the Review Officer of this engagement and provide to the Review Officer information concerning the independent contractor sufficient to permit the Review Officer to make a determination as to whether such independent contractor shall be designated as an Access Person.

       9.3 Initial and Annual Certification of Compliance

        Each Access Person must, upon becoming an Access Person and annually thereafter, (by paper or electronic means specified by the Review Officer from time to time) acknowledge that he or she has received, read and understands this Code and recognizes that he or she is subject hereto, and certify that he or she will (in the case of a new Access Person) and has during the past year (in the case of an annual certification) complied with the requirements of this Code of Ethics, except as otherwise disclosed in writing to the Review Officer.

       9.4 Questions and Educational Materials

        You are encouraged to bring to the Legal and Compliance Department any questions you may have about interpreting or complying with this Code, about Security accounts or personal trading activities of you or of your family or household members, about your legal or ethical responsibilities or about similar matters that may involve this Code.

        The Legal and Compliance Department may from time to time circulate educational materials or bulletins designed to assist you in understanding and carrying out your duties under this Code.

                                GLOSSARY OF TERMS

      The boldface terms used throughout this policy have the following meanings:

1. "Access Person" means an "access person" as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision. Currently, this means any director, general partner or officer of D.G. Capital, or any Advisory Person (as defined below) of D.G. Capital.

2. "Advisory Person" means an "advisory person" and "advisory representative" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision. Currently, this means (i) every employee of D.G. Capital (or of any company in a Control relationship to D.G. Capital), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by D.G. Capital on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) every natural person in a Control relationship to D.G. Capital who obtains information concerning recommendations made to a client with regard to the purchase or sale of a Security. Advisory Person also includes: (a) any other employee designated by the Review Officer as an Advisory Person under this Code; and (b) any independent contractor (or similar person) engaged by D.G. Capital designated as such by the Review Officer as a result of such independent contractor's access to information about the purchase or sale of Securities by D.G. Capital on behalf of clients (by being present in D.G. Capital offices, having access to computer data or otherwise).

3.    "Beneficial Ownership" is defined in Section 3.2.2 of the Code.

4. "Control" means "control" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means the power to exercise a controlling influence over the management or policies of D.G. Capital, unless such power is solely the result of an official position with D.G. Capital.

5. "Initial Public Offering" means an "initial public offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

6. "Investment Company" means any Investment Company registered as such under the 1940 Act and for which D.G. Capital serves as investment adviser or subadviser.

7. "Investment Person" means all Portfolio Managers of D.G. Capital and other Advisory Persons who assist the Portfolio Managers in making and implementing investment decisions for an Investment Company or other client of D.G. Capital, including, but not limited to, designated Research Analysts and traders of D.G. Capital. A person is considered an Investment Person only as to those client accounts or types of client accounts as to which he or she is designated by the Review Officer as such. As to other accounts, he or she is simply an Access Person.

8. "Portfolio Manager" means any individual employed by D.G. Capital who has been designated as a Portfolio Manager by D.G. Capital. A person is considered a Portfolio Manager only as to those client accounts as to which he or she is designated by the Review Officer as such. As to other client accounts, he or she is simply an Access Person.

9. "Private Placement Transaction" means a "limited offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act.

10. "Recommendation" means any initial rating or change therein, in the case of an equity Security, or any initial rating or status, or change therein in the case of a fixed income Security in either case issued by a Research Analyst.

11. "Research Analyst" means any individual employed by D.G. Capital who has been designated as a Research Analyst by D.G. Capital. A person is considered a Research Analyst only as to those Securities which he or she is assigned to cover and about which he or she issues research reports to other Investment Personnel. As to other Securities, he or she is simply an Access Person.

12. "Review Officer" means Manu Daftary or such other officer or employee of D.G. Capital designated by Manu Daftary from time to time to receive and review reports of purchases and sales by Access Persons, and to address issues of personal trading. "Alternate Review Officer(s)" means C. Garrett Williams, or such other officer or employee of D.G. Capital (other than the Review Officer) designated from time to time to receive and review reports of purchases and sales, and to address issues of personal trading, by the Review Officer, and to act for the Review Officer in the absence of the Review Officer. 13. "Security" is defined in Section 3.2.1 of the Code.

                           APPENDIX: FORMS AND REPORTS
                                       FOR

                  CODE OF ETHICS AND POLICY ON PERSONAL TRADING
             AND RELATED ACTIVITIES OF D.G. CAPITAL MANAGEMENT, INC.

Appendix-1

                       CONFIDENTIAL TRANSACTION CLEARANCE
                                  REQUEST FORM

      Pursuant to the requirements of Section 5.1 of the Code of Ethics and Policy on Personal Trading and Related Activities (the "Code of Ethics'~ of D.G.
Capital          Management,           Inc.          ("D.G.           Capital"),
I,_________________________________________________________________,   being  an
Access Person of D.G. Capital, hereby request that the following transaction in Covered Securities be approved:

Name of Security:_______________________________________________________

Number of shares/Principal amount:_______________________________________

Nature of transaction:_______________________________
(i.e., purchase, sale or other type of acquisition or disposition);

Name of broker/dealer or bank executing transaction:

Yes     No

____ ____ The security described above represents an investment in an initial public offering.

____ ____ The security described above represents an investment in a private placement.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Code of Ethics, that I will invest in the above-described securities only after obtaining clearance to do so from authorized officers, will report all such transactions in accordance with the requirements of the Code of Ethics, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than three (3) days after receiving clearance or will obtain a new clearance prior to executing the transaction.




 Signature of Applicant                    Printed Name of Applicant


____ After due consideration, the proposed transaction described above is APPROVED.

_____   After due consideration, the proposed transaction is DENIED.

        (Check only if approving a transaction that represents an investment in an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations under the Code of Ethics, have found that the above-described transaction is not a transaction that should be reserved to clients of D.G. Capital, and we further find that the transaction is not being offered to the Applicant as a result of his/her position with D.G. Capital.





 Signature of Review Officer Date          Signature of Review Officer  Date


Printed Name                               Printed Name


Appendix - 2

                              CONFIDENTIAL INITIAL
                                 HOLDINGS REPORT

        Pursuant to the requirements of Section 5.3 of the Code of Ethics and Policy on Personal Trading and Related Activities (the "Code of Ethics'~ of D.G. Capital Management, Inc., the following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of______________________________________.(If no transactions took place write
"None".) Sign and return to the Review Officer not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.


                              HOLDINGS IN COVERED SECURITIES
------------- ------------------------------ -------------- -------- --------- --------------------
              Description of Security        Number of      Per      Total     Broker executing
Transaction                                                 Unit
Date                                         Shares/ Units  Price    Amount    Transaction
------------- ------------------------------ -------------- -------- --------- --------------------
------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------

------------- ------------------------------ -------------- -------- --------- --------------------


The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Administrator of the Code of Ethics not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

------------------------------------------------- -----------------------------------------------
Name of Broker, Dealer or Bank                    Date Account Established
------------------------------------------------- -----------------------------------------------

------------------------------------------------- -----------------------------------------------

------------------------------------------------- -----------------------------------------------

------------------------------------------------- -----------------------------------------------

------------------------------------------------- -----------------------------------------------

------------------------------------------------- -----------------------------------------------



                                Name:  ___________________________



Date: ____________               Signature: _______________________



Appendix-3

                        QUARTERLY SECURITIES TRANSACTIONS
                               CONFIDENTIAL REPORT

        Pursuant to the requirements of Section 5.2.2 of the Code of Ethics and Policy on Personal Trading and Related Activities (the "Code of Ethics'~ of D.G. Capital Management, Inc., the following lists all transactions in Covered Securities in which I had any direct or indirect beneficial ownership during the last calendar quarter. (If no transactions took place write "None".) Sign and return to the Review Officer not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

                     PURCHASES/SALES AND OTHER DISPOSITIONS

------------- --------------------- ------------ ---------- --------- -------- ------------------
                                    Purchase
                                    (P), Sale,   Number
                                    or Other     of         Per
Transaction   Description of        Disposition  Shares/    Unit      Total    Broker executing
Date          Security              (Describe)   Units      Price     Amount   Transaction
------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------

------------- --------------------- ------------ ---------- --------- -------- ------------------


The following lists all accounts established by me during the last calendar quarter in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None. Sign and return to the Administrator of the Code of Ethics not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

------------------------------------------------- -----------------------------------------------
Name of Broker, Dealer or Bank                    Date Account Established
------------------------------------------------- -----------------------------------------------
------------------------------------------------- -----------------------------------------------

------------------------------------------------- -----------------------------------------------

------------------------------------------------- -----------------------------------------------



                                Name:  ___________________________



Date: ____________               Signature: _______________________


Appendix -4

                               CONFIDENTIAL ANNUAL
                           SECURITIES HOLDINGS REPORT

        Pursuant to the requirements of Section 5.3 of the Code of Ethics and Policy on Personal Trading and Related Activities (the "Code of Ethics'~ of D.G. Capital Management, Inc., the following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of______________________________________.(If no transactions took place write
"None".) Sign and return to the Review Officer not later than January 30~, 20 . Use reverse side if
 Additional space is needed.


                                   HOLDINGS IN COVERED SECURITIES
------------- ----------------------- ---------- ----------- ------------- ----------------------
                                      Number
                                      of
Transaction   Description of          Shares/    Per Unit                  Broker executing
Date          Security                Units      Price       Total Amount  Transaction
------------- ----------------------- ---------- ----------- ------------- ----------------------
------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

------------- ----------------------- ---------- ----------- ------------- ----------------------

The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Administrator of the Code of Ethics not later than January 30th, 20___. Use reverse side if additional space is needed.

------------------------------------------------- -----------------------------------------------
Name of Broker, Dealer or Bank                    Date Account Established
------------------------------------------------- -----------------------------------------------
------------------------------------------------- -----------------------------------------------

------------------------------------------------- -----------------------------------------------

------------------------------------------------- -----------------------------------------------


I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than thirty (30) days prior to the filing of this report.




                                Name:  ___________________________



Date: ____________               Signature: _______________________



Appendix - 5

                         VERIFICATION OF ACCESS PERSONS

                          D.G. CAPITAL MANAGEMENT, INC.

                               As of December 2003

Required Report for
Code of Ethics and Policy on Personal Trading and Related Activities


Listed below are the names and current mailing addresses of all persons, as of September 30, 2003, who are considered to be "Access Persons" of D.G. Capital management, Inc.


-------------------------------------- -----------------------------------
 Name of Access Person                             Mailing Address
-------------------------------------- -----------------------------------
Manu Daftry                            101 Arch Street, Suite 650,
                                       Boston, MA 02110
-------------------------------------- -----------------------------------
                                       101 Arch Street, Suite 650,
Marshall Hurd                          Boston, MA 02110
-------------------------------------- -----------------------------------
                                       101 Arch Street, Suite 650,
Garrett Nannene                        Boston, MA 02110
-------------------------------------- -----------------------------------
                                       12 East Greenway Plaza, Suite 58,
Chris Perras                           Houston, TX 77046
-------------------------------------- -----------------------------------
                                       101 Arch Street, Suite 650,
Alan Pinto                             Boston, MA 02110
-------------------------------------- -----------------------------------
                                       101 Arch Street, Suite 650,
Gary Williams                          Boston, MA 02110
-------------------------------------- -----------------------------------


Appendix - 6

                           ACKNOWLEDGEMENT OF RECEIPT
                                OF CODE OF ETHICS
                                       OF
                          D.G. CAPITAL MANAGEMENT, INC.


Required Report for
Code of Ethics and Policy on Personal Trading and Related Activities



I,__________________________, certify by my signature below as follows:


1. I have received, read, understand and agree to comply with the Amended and Restated Code of Ethics and Policy on Personal Trading and Related Activities of D.G. Capital Management, Inc. ("D.G. Capital'~, dated December 2003 (the "Code'); and

2. I acknowledge that I am an "Access Person' of the D.G. Capital, as such term is defined in the Code and that Access Persons are generally required make periodic reports of their securities transactions and securities holdings; and

3.    I am subject to the reporting requirements of the Code; and

4. On the first day following the end of each calendar quarter January 13t, Apri113t, July 13t, October 13t ) I will receive a Quarterly Securities Transaction Report from D.G. Capital. I will complete and return the Report to the Review Officer not later than the tenth day of the month in which the Report is sent; and

5.    I will inform D.G.  Capital of any change in my mailing address within ten
      (10) days of such change.




Date                                       Signature


                                           Printed Name

Appendix - 7